UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2008

APEX SILVER MINES LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies	Not Applicable
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Signature

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amendment to 2004 Equity Incentive Plan

On May 28, 2008, at the 2008 annual meeting of shareholders, the shareholders of Apex Silver Mines Limited approved an amendment to the 2004 Equity Incentive Plan (the “Plan”).  The amendment to the Plan increased the number of ordinary shares available for issuance under the Plan from 2,000,000 to 3,000,000.  The additional 1,000,000 shares will only be available for share awards, and not for option awards.

The amendment to the Plan also added certain provisions that are required in order to provide the flexibility to grant equity awards under the Plan in a manner that would qualify such awards as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  In addition, certain provisions of the Plan were revised to ensure that any options granted under the Plan are in compliance with the requirements of Section 409A of the Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 3, 2008

Apex Silver Mines Limited

By:	/s/ Deborah J. Friedman
Deborah J. Friedman
Corporate Secretary